As filed with the Securities and Exchange Commission on October 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Barnes & Noble Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5940	46-0599018
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

120 Mountain View Blvd

Basking Ridge, NJ 07920

(908) 991-2665

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Shar

Chief Executive Officer

Barnes & Noble Education, Inc.

120 Mountain View Blvd

Basking Ridge, NJ 07920

(908) 991-2665

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James J. Masetti

Christina F. Pearson

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, California 94304

(650) 233-4500

From time to time after the effective date of this Registration Statement, as determined by the selling stockholders.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO RULE 429

Pursuant to Rule 429 under the Securities Act, the prospectus (the “Prospectus”) included in this registration statement on Form S-3 (the “Registration Statement”) is a combined prospectus relating to this Registration Statement and to the registration statement on Form S-3 (No. 333-280775), previously filed by Barnes & Noble Education, Inc. on July 12, 2024, and declared effective on August 15, 2024 (the “Initial Registration Statement”), which relates to the offer and resale of up to an aggregate of 19,084,821 shares of common stock previously issued to the selling stockholders named therein that, to the registrant’s knowledge, have not been sold or otherwise disposed of by the selling stockholders named therein. This Registration Statement, which is a new registration statement, combines the 19,084,821 shares of common stock from the Initial Registration Statement, with an additional 191,691 shares of common stock which are registered hereby for offer and resale by certain of the selling stockholders named in the Prospectus, to enable an aggregate of 19,276,512 shares of common stock to be offered pursuant to the combined prospectus. Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes a post-effective amendment to the Initial Registration Statement (the “Post-Effective Amendment”), and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 23, 2024

PROSPECTUS

Barnes & Noble Education, Inc.

19,276,512 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 19,276,512 of shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Barnes & Noble Education, Inc. (“we,” the “Company” or “BNED”) by the selling stockholders, or their donees, pledgees, transferees, or other successors in interest, including those who receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer, listed in the section of this prospectus entitled “Selling Stockholders” (the “Selling Stockholders”). Except as otherwise noted herein, the Shares were issued to the Selling Stockholders on June 10, 2024 pursuant to the terms of the Standby, Securities Purchase and Debt Conversion Agreement (the “Purchase Agreement”) with Toro 18 Holdings LLC, a Delaware limited liability company (“Immersion”), of which Immersion Corporation, a Delaware corporation, is its sole member, Outerbridge Capital Management, LLC, Selz Family 2011 Trust, Vital Fundco, LLC (“Vital”) and TopLids LendCo, LLC (“TopLids”). Vital and TopLids (collectively, the “Lien Purchasers”) were lenders to the Company under that certain Term Loan Credit Agreement dated June 7, 2022, among the Company, as borrower, the guarantors party thereto, the Lien Purchasers, as lenders, and TopLids, as administrative agent and collateral agent.

Our registration for resale of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares. The Selling Stockholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 16 of this prospectus. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of Shares.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BNED.” On October 22, 2024, the last reported sale price of our Common Stock on the NYSE was $10.59 per share.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section entitled “Risk Factors” contained on page 4 of this prospectus as well as any other risk factors and information contained in any other documents that are incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is     , 2024.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference herein. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should not rely on any unauthorized information or representation.

This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The distribution of this prospectus and the issuance of the securities herein may be restricted by law in certain jurisdictions. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities herein and the distribution of the prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus. Please carefully read this prospectus together with reports we have filed with the SEC described below under the heading “Incorporation of Certain Information by Reference.” These documents contain important information you should consider when making your investment decision.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “BNED,” “the Company,” “we,” “us,” “our,” and similar references refer to Barnes & Noble Education, Inc. and, unless the context requires otherwise, its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our Common Stock discussed under the section entitled “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes and the exhibits to the Registration Statement of which this prospectus forms a part.

The Company

We are one of the largest contract operators of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States. We are also a textbook wholesalers and inventory management hardware and software provider. As of July 27, 2024, we operate 1,164 physical, virtual, and custom bookstores and serve more than 5.7 million students, delivering essential educational content, tools and general merchandise within a dynamic omnichannel retail environment.

The strengths of our business include our ability to compete by developing new products and solutions to meet market needs, our large operating footprint with direct access to students and faculty, our well-established, deep relationships with academic partners and stable, long-term contracts and our well-recognized brands. We provide product and service offerings designed to address the most pressing issues in higher education, including equitable access, enhanced convenience and improved affordability through innovative course material delivery models designed to drive improved student experiences and outcomes. We offer our BNC First Day® affordable textbook access programs, consisting of First Day Complete and First Day, which provide faculty required course materials to students on or before the first day of class at below market rates, as compared to the total retail price for the same course materials if purchased separately (a la carte) and students are billed the below market rate directly by the institution as a course charge or included in tuition. We are moving quickly to accelerate our First Day Complete strategy. Many institutions adopted First Day Complete in fiscal 2024, and we plan to continue to scale the number of schools adopting First Day Complete in fiscal 2025 and beyond.

We expect to continue to introduce scalable and advanced solutions focused largely on the student and customer experience, expand our e-commerce capabilities and accelerate such capabilities with our service providers, VitalSource Technologies, Inc. (“VitalSource”), Fanatics Retail Group Fulfillment, LLC (“Fanatics”) and Fanatics Lids College, Inc. D/B/A “Lids” (“Lids”) (collectively referred to herein as the “F/L Relationship”), win new accounts, and expand our revenue opportunities through strategic relationships. We expect gross comparable store general merchandise sales to increase over the long term, as our product assortments continue to emphasize and reflect changing consumer trends, and we evolve our presentation concepts and merchandising of products in stores and online, which we expect to be further enhanced and accelerated through our relationship with VitalSource and the F/L Relationship. VitalSource, Fanatics, and Lids, acting on our behalf as our service providers, provide unparalleled product assortment, e-commerce capabilities and powerful digital marketing tools to drive increased value for customers and accelerate growth of our logo general merchandise business.

The Barnes & Noble brand (licensed from our former parent) along with our subsidiary brands, BNC and MBS, are synonymous with innovation in bookselling and campus retailing, and are widely recognized and respected brands in the United States. Our large college footprint, reputation, and credibility in the marketplace not only support our marketing efforts to universities, students, and faculty, but are also important to our relationship with leading publishers who rely on us as one of their primary distribution channels.

On June 10, 2024, subsequent to the end of fiscal 2024, we completed various transactions, including an equity rights offering, private equity investment, debt conversion of our term loans with Vital and TopLids, and refinancing of our existing asset based loan facility, to substantially deleverage our consolidated balance sheet. These transactions raised additional capital for repayment of indebtedness and provide additional flexibility for working capital needs, which will also allow us to strategically invest in innovation and continue to execute our strategic initiatives, including but not limited to the growth of our First Day Complete program. Additionally, on September 19, 2024, we entered into a sales agreement with BTIG, LLC, pursuant to which we agreed to issue and sell shares of our Common Stock, having an aggregate offering price of up to $40.0 million, from time to time, through an “at-the-market” equity offering program under which BTIG, LLC will act as sales agent (the “At-the-Market Offering”).

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended April 27, 2024 and our Quarterly Report on Form 10-Q for the quarter ended July 27, 2024. For instructions on how to find copies of these documents, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Company Information

Our principal executive offices are located at 120 Mountain View Blvd, Basking Ridge, NJ 07920, and our telephone number at that location is (908) 991-2665. Our Internet address is www.bned.com. Except for the documents incorporated by reference in this prospectus, the information contained on our website is not part of this prospectus and should not be relied upon in connection with making an investment decision.

The Offering

Issuer	Barnes & Noble Education, Inc.

Shares of Common Stock Offered by the Selling Stockholders	Up to 19,276,512 shares.

Use of Proceeds	All Shares being offered under this prospectus are being sold by the Selling Stockholders. Accordingly, we will not receive any of the proceeds from the sale of Shares.

Market for Common Stock	Our Common Stock is listed on the NYSE under the symbol “BNED.”

Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of the Common Stock being offered. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Relating to our Common Stock

Our stock price may fluctuate significantly.

We cannot predict the prices at which our Common Stock may trade. The market price of our Common Stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

•	actual or anticipated fluctuations in our operating results due to factors related to our businesses;

•	success or failure of our business strategies;

•	our quarterly or annual earnings or those of other companies in our industries;

•	our ability to obtain financing as needed, when needed, and on favorable terms;

•	the terms of any financing through the issuance of additional equity or equity-linked securities, including pursuant to the At-the-Market Offering;

•	announcements by us or our competitors of significant acquisitions or dispositions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the failure of securities analysts to cover our Common Stock;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	the operating and stock price performance of other comparable companies;

•	investor perception of our Company and the higher education industry;

•	overall market fluctuations;

•	results from any material litigation or government investigation;

•	changes in laws and regulations (including tax laws and regulations) affecting our business;

•	changes in capital gains taxes and taxes on dividends affecting stockholders; and

•	general economic conditions and other external factors.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations could adversely affect the trading price of our Common Stock.

Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and of Delaware law may prevent or delay an acquisition of the Company, which could affect the trading price of our Common Stock.

Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws contain provisions which, together with applicable Delaware law, may discourage, delay or prevent a merger or acquisition that our stockholders consider favorable, including provisions that:

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authorize the issuance of “blank check” preferred stock that could be issued by our Board of Directors to increase the number of outstanding shares of capital stock, making a takeover more difficult and expensive;

•	provide special meetings of the stockholders may be called only by or at the direction of a majority of our Board or the chairman of our Board of Directors; and

•	require advance notice to be given by stockholders for any stockholder proposals or director nominations.

In addition, Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, may affect the ability of an “interested stockholder” to engage in certain business combinations, for a period of three years following the time that the stockholder becomes an “interested stockholder”.

These provisions may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of the Company, including unsolicited takeover attempts, even though the transaction may offer our stockholders the opportunity to sell their Common Stock at a price above the prevailing market price.

Our Amended and Restated By-laws designate courts in the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Amended and Restated By-laws provide that, subject to limited exceptions, the state and federal courts of the State of Delaware are the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, our Amended and Restated Certificate of Incorporation or our Amended and Restated By-laws or (d) any other action asserting a claim that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and to have consented to these provisions. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees.

Alternatively, if a court were to find this provision of our Amended and Restated By-laws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions.

We recently have not been in compliance with the NYSE’s minimum share price requirement and thus were at risk of the NYSE delisting shares of our Common Stock, which would have an adverse impact on the trading volume, liquidity and market price of shares of our Common Stock.

On February 27, 2024, we received a letter from NYSE notifying us that, for the last 30 consecutive business days, the bid price of our common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Rule 802.01C of the NYSE Listed Company Manual. On

June 11, 2024, we completed a reverse stock split of the Company’s outstanding shares of common stock at a ratio of 1-for-100 (the “Reverse Stock Split”), which was previously approved by stockholders at a special meeting held on June 5, 2024. In connection with the Reverse Stock Split, every 100 shares of the common stock issued and outstanding was converted into one share of the Company’s common stock. On July 1, 2024, the Company was notified by the NYSE that the deficiency had been cured and no further action was required by the Company. However, we cannot assure you that we will be able to remain in compliance with this or other NYSE continued listing standards. A delisting of shares of our Common Stock from the NYSE could negatively impact us as it would likely reduce the liquidity and market price of shares of our Common Stock, reduce the number of investors willing to hold or acquire shares of our Common Stock, and negatively impact our ability to access equity markets and obtain financing.

Three of our stockholders collectively own over 72% of the Company’s outstanding shares, and their interests could differ from the interests of our other stockholders.

As of June 10, 2024, Immersion, Fanatics Leader Holdings, LLC (“Fanatics Holdings”) and Vital beneficially own 42.0%, 17.1% and 12.3% of the Company’s outstanding shares of Common Stock, respectively.

Based on the foregoing, Immersion, Fanatics Holdings and Vital have considerable influence or collective veto control regarding the outcome of any transaction or action that requires stockholder approval, including the election of our Board of Directors, mergers, acquisitions, amendments to our charter and various corporate governance actions.

Our Board of Directors is composed of seven members, four of whom are executives and members of the Board of Directors of Immersion Corporation. Immersion has agreed to maintain at least three directors on our Board of Directors that satisfy the independence standard under NYSE rules applicable to audit committee members. However, Immersion through its stock ownership may have significant influence over the election of all Board members, inclusive of the independent directors.

Each of Immersion, Fanatics Holdings and Vital may have interests different than those of other stockholders. For example, they may delay or prevent a change of control of us, even if such a change of control would benefit other stockholders, or pursue strategies that are different from the wishes of other investors. The significant concentration of stock ownership may adversely affect the trading price of our Common Stock due to investors’ perception that conflicts of interest may exist or arise.

The future sales, or the perception of future sales, of shares by existing stockholders or by us, including pursuant to the At-the-Market Offering, may adversely affect the market price of our Common Stock.

Sales of a substantial number of shares of Common Stock in the public market could occur at any time. If our existing stockholders sell substantial amounts of Common Stock in the public market, or the market perceives that they intend to do so, or we sell substantial amounts of Common Stock, including pursuant to the At-the-Market Offering, the market price of our Common Stock could decline. The registration of shares of Common Stock for resale and pursuant to the At-the-Market Offering creates the possibility of a significant increase in the supply of our Common Stock in the market. The increased supply, coupled with the potential disparity in purchase prices, may lead to heightened selling pressure, which could negatively affect the public trading price of our Common Stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Registration Statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others:

•	the amount of our indebtedness and ability to comply with covenants applicable to current and /or any future debt financing;

•	our ability to satisfy future capital and liquidity requirements;

•	our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;

•	our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner;

•	our ability to attract and retain employees;

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the pace of equitable access adoption in the marketplace is slower than anticipated and our ability to successfully convert the majority of our institutions to our BNC First Day® equitable and inclusive access course material models or successfully compete with third parties that provide similar equitable and inclusive access solutions;

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the United States Department of Education has recently proposed regulatory changes that, if adopted as proposed, could impact equitable and inclusive access models across the higher education industry;

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the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various strategic and restructuring initiatives, may not be fully realized or may take longer than expected;

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dependency on strategic service provider relationships, such as with VitalSource and the F/L Relationship, and the potential for adverse operational and financial changes to these strategic service provider relationships, may adversely impact our business;

•	non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings;

•	decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores;

•	general competitive conditions, including actions our competitors and content providers may take to grow their businesses;

•	the risk of changes in price or in formats of course materials by publishers, which could negatively impact revenues and margin;

•	changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers;

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product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs;

•	work stoppages or increases in labor costs;

•	possible increases in shipping rates or interruptions in shipping services;

•	a decline in college enrollment or decreased funding available for students;

•	decreased consumer demand for our products, low growth or declining sales;

•	the general economic environment and consumer spending patterns;

•	trends and challenges to our business and in the locations in which we have stores;

•	risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers;

•	technological changes, including the adoption of artificial intelligence technologies for educational content;

•	risks associated with counterfeit and piracy of digital and print materials;

•	risks associated with the potential loss of control over personal information;

•	risks associated with the potential misappropriation of our intellectual property;

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disruptions to our information technology systems, infrastructure, data, supplier systems, and customer ordering and payment systems due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations;

•	disruption of or interference with third party web service providers and our own proprietary technology;

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risks associated with the impact that public health crises, epidemics, and pandemics, such as the COVID-19 pandemic, have on the overall demand for our products and services, our operations, the operations of our suppliers, service providers, and campus partners, and the effectiveness of our response to these risks;

•	lingering impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States;

•	changes in applicable domestic and international laws, rules or regulations, including, without limitation, U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance;

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changes in and enactment of applicable laws, rules or regulations or changes in enforcement practices including, without limitation, with regard to consumer data privacy rights, which may restrict or prohibit our use of consumer personal information for texts, emails, interest based online advertising, or similar marketing and sales activities;

•	adverse results from litigation, governmental investigations, tax-related proceedings, or audits;

•	changes in accounting standards; and

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other risks and uncertainties detailed in the section titled “Risk Factors” in this Registration Statement, our Annual Report on Form 10-K for the year ended April 27, 2024, the Initial Registration Statement, and our prospectus supplement filed pursuant to Rule 424(b)(5) with the SEC on September 20, 2024.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of the Registration Statement.

USE OF PROCEEDS

All of the Shares covered by this prospectus and any applicable prospectus supplement are being offered and sold by the Selling Stockholders. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

The Selling Stockholders will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses it incurs in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our legal counsel and accountants in connection with the registration of the Shares covered by this prospectus.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the Selling Stockholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling shares received after the date of this prospectus from the Selling Stockholders as a gift, pledge, distribution, redemption, repurchase, cancellation or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 19,276,512 Shares. Except as otherwise noted herein, the Shares issued to the Selling Stockholders on June 10, 2024 pursuant to the terms of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we agreed to register the resale of any shares of Common Stock issued pursuant thereto. The Shares were issued by the Company in reliance on the exemption from securities registration in Section 4(a)(2) of the Securities Act.

The Shares to be offered by the Selling Stockholders pursuant to this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholders the opportunity to sell the Shares publicly. The registration of the Shares does not require that any of the Shares be offered or sold by the Selling Stockholders.

No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Stockholders after any sales of Shares are made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the Shares being registered hereunder. The table below assumes that the Selling Stockholders will sell all of the Shares listed in this prospectus and that they do not purchase additional shares of Common Stock.

Unless otherwise indicated in the footnotes to the table below, the Selling Stockholders have not had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the table below based on written representations and information furnished to us by or on behalf of the Selling Stockholders and information available in public filings. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes to the table below, we believe that (1) the Selling Stockholders are not broker-dealers or affiliates of a broker-dealer, (2) the Selling Stockholders do not have direct or indirect agreements or understandings with any person to distribute its respective Shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all Shares beneficially owned. To the extent any Selling Stockholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in amendments or supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of October 16, 2024, by the Selling Stockholders and the number of Shares being offered hereby and information with respect to shares of Common Stock to be beneficially owned by the Selling Stockholders after completion of this offering. The percentages in the following table reflect the shares of Common Stock beneficially owned by the Selling Stockholders as a percentage of the total number of shares of Common Stock outstanding as of October 16, 2024. As of such date, 27,285,771 shares of Common Stock were outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Percent of Common Stock Before the Offering	Maximum Number of Shares That may be Offered Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Offering	Percent of Common Stock After the Offering(1)(2)
Toro 18 Holdings LLC	11,006,702	40.3%	11,006,702	—	—
Vital Fundco, LLC (3)	3,224,463	11.8%	3,224,463	—	—
Outerbridge Capital Management, LLC	2,076,135	7.6%	286,672	1,789,463	6.6%
Fanatics Leader Holdings, LLC(4)	4,476,614	16.4%	4,472,007	4,607	*
Bernard Selz	1,037,059	3.8%	286,672	750,387	2.8%

*	Less than 1%
(1)

Based on 27,285,771 shares of Common Stock outstanding as of October 16, 2024. Pursuant to SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants, the conversion of convertible securities or the vesting of restricted stock units. A beneficial owner’s percentage ownership is determined by assuming that options, warrants, convertible securities and restricted stock units that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted.

(2)

Assumes that the Selling Stockholders dispose of all of the Shares and do not acquire beneficial ownership of any additional shares of Common Stock. The registration of these Shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the Shares covered by this prospectus.

(3)

Vital FundCo, LLC is an affiliate of VitalSource and Francisco Partners Agility GP II Management, LLC, which previously entered into a digital content delivery and platform services agreement with us. In fiscal year 2024, we paid VitalSource $331.2 million for digital content delivery and platform services.

(4)

Fanatics Holdings is an affiliate of Fanatics and Lids, which previously entered into a merchandising and e-commerce service provider agreement with us. In fiscal year 2024, we recognized $126.9 million of commission revenue from the F/L Relationship. The Shares beneficially owned by Fanatics Holdings include 4,448,928 shares issued to TopLids pursuant to the terms of the Purchase Agreement. The remaining Shares beneficially owned by Fanatics Holdings were acquired between 2020 and 2021 in transactions unrelated to the Purchase Agreement. Such Shares were issued by the Company in reliance on the exemption from securities registration in Section 4(a)(2) of the Securities Act.

DESCRIPTION OF SECURITIES

The following is a summary description of the material terms of our securities as of the date of this Prospectus, as provided in our (i) Amended and Restated Certificate of Incorporation, as amended and (ii) By-Laws, as amended (our “By-laws”), copies of which are incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our Certificate of Incorporation, as amended, and By-laws.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Dividend Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as and when may be declared at such times and in such amounts as our Board in its discretion shall determine.

Voting Rights. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Company’s Certificate of Incorporation (including any Certificate of Designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any Certificate of Designation relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware.. Holders of shares of our Common Stock do not have cumulative voting rights.

Rights upon Liquidation, Dissolution or Winding-up. Subject to the preferential liquidation rights of any preferred stock that may be outstanding, upon our liquidation, dissolution or winding-up, holders of our Common Stock, as such, are entitled to share ratably, in proportion to the number of shares held by them, in our assets legally available for distribution to our stockholders.

Preemptive and Conversion Rights. The holders of our Common Stock do not have preemptive rights, conversion rights, or preferential rights to subscribe for shares of our capital stock.

Fully Paid. The issued and outstanding shares of our Common Stock are fully paid and non-assessable. Any additional shares of Common Stock that we may issue in the future will also be fully paid and non-assessable.

Listing. Our Common Stock is listed on the New York Stock Exchange under the symbol “BNED.”

Transfer Agent and Registrar. The Transfer Agent and Registrar for our Common Stock is Computershare Trust Company, N.A.

Preferred Stock

Our Certificate of Incorporation authorizes our Board to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our Board may fix and determine the preferences, limitations and relative rights of each series of preferred stock.

Certain Provisions of Delaware Law, Our Certificate of Incorporation and By- laws

Certificate of Incorporation and By-laws

Certain provisions in our Certificate of Incorporation and our By-laws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to discourage certain types of transactions that may involve an actual or threatened change of control.

Blank Check Preferred Stock. Our Certificate of Incorporation permits us to issue, without any further vote or action by the stockholders, up to five million shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control.

Board Size. Except as otherwise fixed by or pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any series of preferred stock, the number of the directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board, and any newly created directorships resulting from any increase in the number of directors and any vacancies shall only be filled by the Board, and not by the stockholders.

No Stockholder Action by Written Consent. Our Certificate of Incorporation expressly excludes the right of our stockholders to act by written consent. Stockholder action must take place at an annual meeting or at a special meeting of our stockholders.

Special Stockholder Meetings. Under our By-laws, only the chairman of our Board or a majority of the members of our Board are able to call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Under our By-laws, stockholders of record are able to nominate persons for election to our Board or bring other business constituting a proper matter for stockholder action only by providing proper notice to our secretary. Proper notice must be timely, generally between 90 and 120 days prior to the first anniversary of the prior year’s annual meeting, and must include, among other information, the name and address of the stockholder giving the notice, certain information regarding such stockholder’s beneficial ownership of our securities and any derivative instruments or other agreements the value of or return on which is based on or linked to the value of or return on our securities as of the date of the notice, certain information relating to each person whom such stockholder proposes to nominate for election as a director, including any arrangements or understandings between the nominating stockholder and the nominee, in the case of a director nomination, a representation that such stockholder is a holder of record of our Common Stock as of the date of the notice and a brief description of any other business such stockholder proposes to bring before the meeting and the reason for conducting such business, and, if such stockholder intends to solicit proxies, a representation to that effect.

Delaware Takeover Statute

Section 203 of the Delaware General Corporation Law (“Section 203”), subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of the Shares by the holder thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. We will bear all costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.

Each Selling Stockholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, such Selling Stockholder will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of Shares. These sales may be effected in transactions, which may involve cross or block transactions. The Selling Stockholders may use one or more of the following methods when disposing of the Shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•

through the writing or settlement of options or other hedging transactions (including the issuance by the Selling Stockholders of derivative securities), whether such options or such other derivative securities are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	in a public auction;

•	through the distribution of the Shares by such Selling Stockholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	in sales pursuant to Rule 144 under the Securities Act;

•	whereby broker-dealers may agree with such Selling Stockholder to sell a specified number of such Shares at a stipulated price per share;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

If any Selling Stockholder effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell the Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares of Common Stock in connection with such short sales. The Selling Stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

Each Selling Stockholder may pledge, hypothecate or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees, secured parties or persons to whom the shares have been hypothecated may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act by amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus. Each Selling Stockholder also may transfer and donate the Shares owned by it in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

The Selling Stockholders or their respective underwriters, broker-dealers, or agents may make sales of the Shares that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such Shares made directly on or through any stock exchange on which the Shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

We may indemnify, in certain circumstances, the Selling Stockholders against certain liabilities to which they may become subject in connection with the sale of the Shares offered by them pursuant to this prospectus, including liabilities arising under the Securities Act. Each of the Selling Stockholders may indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such Shares, including liabilities arising under the Securities Act. We and the Selling Stockholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of the Shares offered pursuant to this prospectus against certain liabilities to which they may become subject in connection with the sale of such Shares, including liabilities arising under the Securities Act. We have also agreed that if the indemnification described above is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such losses, as well as any other relevant equitable considerations.

Under the securities laws of some states of the United States, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states of the United States, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. There can be no assurance that the Selling Stockholders will sell any or all of the Shares registered hereunder.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the Shares pursuant to the Purchase Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the Selling Stockholders will pay all underwriting fees, discounts or commissions attributable to the sale of the Shares and any legal fees and expenses of counsel to the Selling Stockholders. We may be indemnified by the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus.

Once sold hereunder, the Shares will be freely tradable in the hands of persons, other than our affiliates.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

LEGAL MATTERS

Unless otherwise indicated, the validity of the Shares offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Barnes & Noble Education, Inc. appearing in the Barnes & Noble Education, Inc.’s Annual Report on Form 10-K for the year ended April 27, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement of which this prospectus is a part and the exhibits to such registration statement. The descriptions in this prospectus of the provisions of documents filed as exhibits to this prospectus are only summaries of those documents’ material terms. You can read copies of such documents, along with copies of reports, proxy statements and other information filed by us with the SEC at the SEC’s website at www.sec.gov.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at www.sec.gov. Unless specifically listed under “Incorporation of Certain Information by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We also make these documents publicly available, free of charge, on our website at www.bned.com as soon as reasonably practicable after filing such documents with the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus and any applicable prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, any prospectus supplement or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K) until the offering of the securities offered hereby is terminated or completed:

The following documents are incorporated by reference into this prospectus (Securities Exchange Act File No. 001-37499):

(a)	our Annual Report on Form 10-K for the fiscal year ended April 27, 2024, filed with the SEC on July 1, 2024;

(b)	our Quarterly Report on Form 10-Q for the quarter ended July 27, 2024, filed on September 10, 2024;

(c)

our Current Reports on Form 8-K filed on May  3, 2024, May  29, 2024, June  6, 2024, June  11, 2024, June  12, 2024, July  3, 2024, July 17, 2024, September  20, 2024 (Item 5.03 and Item 5.07), September  20, 2024 (Item 1.01 and Item 9.01) and September 24, 2024; and

(d)

the description of our Common Stock contained in our registration statement on Form S-3, including the prospectus therein, filed with the SEC on September  4, 2024, as supplemented by the prospectus supplement filed pursuant to Rule 424(b)(5) with the SEC on September 20, 2024, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including those made after the date of the initial filing of the Registration Statement of which this prospectus forms a part and prior to effectiveness of such Registration Statement, are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.bned.com under the heading “Investor Relations.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference. The inclusion of our website address in this prospectus is an inactive textual reference only. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Chief Financial Officer

Barnes & Noble Education, Inc.

120 Mountain View Blvd. Basking Ridge, NJ 07920

Telephone: (908) 991-2966

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by the registrant.

SEC registration fee	$281
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Miscellaneous	4,719

$70,000

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”), authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

The registrant’s certificate of incorporation and bylaws each provide for indemnification of the registrant’s directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

The registrant has entered into indemnification agreements with its directors and officers whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the registrant. At present, there is no pending litigation or proceeding involving a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

Item 16. Exhibits

(a) Exhibits

4.1	Amended and Restated Certificate of Incorporation of Barnes & Noble Education, Inc., filed as Exhibit 3.1 to Report on Form 8-K filed with the SEC on September 20, 2024, and incorporated herein by reference.

4.2	Second Amended and Restated By-Laws, as amended, effective as of October 5, 2023, of Barnes & Noble Education, Inc., filed as Exhibit 3.1 to Report on Form 8-K filed with the SEC on October 12, 2023, and incorporated herein by reference.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney.

107*	Filing Fee Table.

*	Filed herewith.

Item 17. Undertakings

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing fees Table” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Basking Ridge, State of New Jersey, on October 23, 2024.

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Jonathan Shar
Jonathan Shar
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan Shar as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Shar Jonathan Shar	Chief Executive Officer (Principal Executive Officer)	October 23, 2024

/s/ Kevin F. Watson Kevin F. Watson	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	October 23, 2024

/s/ Seema C. Paul Seema C. Paul	Chief Accounting Officer (Principal Accounting Officer)	October 23, 2024

/s/ William C. Martin William C. Martin	Chairman and Director	October 23, 2024

/s/ Emily S. Hoffman Emily S. Hoffman	Director	October 23, 2024

/s/ Sean Madnani Sean Madnani	Director	October 23, 2024

/s/ Elias Nader Elias Nader	Director	October 23, 2024

Signature	Title	Date

/s/ Eric Singer Eric Singer	Director	October 23, 2024

/s/ Kathryn Eberle Walker Kathryn Eberle Walker	Director	October 23, 2024

/s/ Denise Warren Denise Warren	Director	October 23, 2024